UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

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PHILLIPS EDISON GROCERY CENTER REIT II, INC.
(Exact name of registrant as specified in its charter)

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Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

North Point Landing

On February 11, 2015, Phillips Edison Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 152,769 rentable square feet located on approximately 12.2 acres of land in Modesto, California (“North Point Landing”) for approximately $30.9 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. North Point Landing was purchased from McHenry Square Investors Owner, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, North Point Landing is 95% leased to 22 tenants. Walmart Supercenter, a market-leading grocery store chain, occupies 98,334 rentable square feet at North Point Plaza. Based on the current condition of North Point Landing, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes North Point Landing is adequately insured.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Dated: February 17, 2015	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer